Global Axcess Corp Reports Record
Second Quarter 2011 Revenues and Return to Profitability

- Q2 2011 Revenues Up 50.6% from Q2 2010 -
- Quarterly Gross Profit Expands 21.9% from Q2 2010-

JACKSONVILLE, Fla., August 11, 2011 /PRNewswire-FirstCall/ — Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced financial results for the quarter ended June 30, 2011. The Company also provided an outlook for the third quarter of 2011.

“We achieved record revenue for the second consecutive quarter and we returned to profitability, as evidenced by the strongest ATM quarter in the Company’s history,” commented Michael I. Connolly, Co-Chief Executive Officer. “We produced positive operating and net income in the quarter, reversing the operating and net losses of the first quarter 2011 and demonstrating that our business is getting back on the right track. Over the last several months we developed a sound growth plan, established a better focus on who we are as a Company and put forth clear metrics by which to measure our progress that will create long-term, sustainable value for shareholders.”

Key financial and operational statistics in the second quarter of 2011 include:

ATM Business Line
•	Second quarter 2011 surcharge transactions increased by 1.3% over surcharge transactions for the first quarter of 2011 and by 3.3% over surcharge transactions for the second quarter of 2010.
•	Second quarter 2011 ATM services revenue increased by 5.9% over ATM services revenue for the first quarter of 2011 and by 15.6% over ATM services revenue for the second quarter of 2010.
•	Second quarter 2011 ATM services adjusted EBITDA was $1.7 million, compared to $1.5 million for the first quarter of 2011 and $1.5 million for the second quarter of 2010.

DVD Business Line
•	Second quarter 2011 DVD services revenue was $2.0 million, essentially unchanged compared to the first quarter of 2011 and compared to $60,000 for the second quarter of 2010.
•	Second quarter 2011 DVD services gross profit was $342,000 compared to $523,000 in the first quarter of 2011 and compared to ($46,000) for the second quarter of 2010.
•	Second quarter 2011 DVD services adjusted EBITDA was $(113,000) compared to $40,000 for the first quarter of 2011 and compared to ($268,000) for the second quarter of 2010.

Corporate Support
•	Second quarter 2011 SG&A in Corporate Support was $419,000, compared to $382,000 for the first quarter of 2011 and $337,000 for the second quarter of 2010.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Lock Ireland, Vice Chairman of the Board of Directors and Co-Chief Executive Officer, commented, “The strategic initiatives we put in place are gaining traction. The transition of 115 DVD kiosks from our grocery store customer to the higher volume locations at The Exchange puts our DVD business on a more stable growth trajectory going forward. To date, we have replaced more than 20% of the older machines at existing The Exchange locations with our faster, higher-capacity kiosks without issues and in the first 60 days we are experiencing a significant volume increase.”

Second Quarter 2011 Financial Results

The Company reported record consolidated revenues of $8.3 million for the second quarter ended June 30, 2011, up 4.3% from $8.0 million in the first quarter of 2011 and up 50.6% compared to $5.5 million for the second quarter of 2010. Both sequential and year over years increases were due as a combination of both strong ATM growth and DVD growth to $2.0 million of DVD rental revenue for the second quarter of 2011 comparable to $2.0 million in the first quarter of 2011 and $60,000 in the year-ago period.

Gross profit was $3.1 million, or 36.9% gross margin, for the second quarter compared to $2.5 million, or 45.6% gross margin, for the second quarter of 2010 and compared sequentially to gross profit of $3.1 million, or 38.7% gross margin, in the first quarter of 2011.

Operating income was $298,000 for the second quarter of 2011 compared to operating income of $332,000 for the second quarter of 2010 and compared to an operating loss of $260,000 for the first quarter of 2011.

During the second quarter of 2011, the Company recorded net interest expense of $179,000, compared to net interest expense of $110,000 for the same period of 2010. The increase was mainly due to an increase in debt.

EBITDA (earnings before net interest, taxes, depreciation and amortization) for the second quarter of 2011 was $1.2 million, compared to $751,000 for the second quarter of 2010. Adjusted EBITDA (EBITDA before stock compensation expenses, restructuring charges, gain on sale of assets and loss on early extinguishment of debt) was $1.2 million for the second quarter of 2011 compared to $908,000 for the second quarter of 2010. EBITDA and adjusted EBITDA represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A table reconciling these measures to the appropriate GAAP measures is included in this release.

Net income for the second quarter ended June 30, 2011 was $183,000, or $0.01 per basic and diluted share (based on 22.6 million basic and 23.2 million diluted weighted average shares outstanding, respectively), compared to net income of $121,000, or $0.01 per basic and diluted share (based on 21.9 million basic and 23.8 million diluted weighted average shares outstanding, respectively), for the same period of 2010 and compared to a net loss of $544,000, or $0.02 per basic and diluted share (based on 22.3 million basic and diluted weighted average shares outstanding) in the first quarter of 2011.

Year-to-Date 2011 Financial Results

For the six months ended June 30, 2011, total revenue was $16.2 million, an increase of 49.2%, compared to $10.9 million for the same period of 2010. Gross profit for the six months ended June 30, 2011 was $6.1 million, or 37.8% gross margin, compared to $5.0 million, reflecting a gross margin of 46.2% for the comparable 2010 period. Operating income from operations for the first six months of 2011 was $38,000 compared to operating income of $772,000 for the same period of 2010. Net loss for the six months ended June 30, 2011 was $360,000, or $0.02 loss per basic and diluted share (based on 22.4 million basic and diluted weighted average shares outstanding) compared to net income of $439,000, or $0.02 per basic and diluted share (based on 21.9 and 23.8 million basic and diluted weighted average shares outstanding, respectively) for the six months ended June 30, 2010. EBITDA was $1.7 million for the six months ended June 30, 2011 comparable to $1.7 million for the six months ended June 30, 2010. Adjusted EBITDA increased to $2.3 million for the six months ended June 30, 2011 from $1.9 million for the six months ended June 30, 2010.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Balance Sheet and Cash Flows

The Company ended second quarter 2011 with $1.4 million in cash, compared to $1.7 million as of December 31, 2010.

Net cash provided by operating activities during the six-months ended June 30, 2011 was $943,000, compared to $275,000 during the six-months ended June 30, 2010.

Third Quarter 2011 Outlook

•	Consolidated Revenue	$8.0 million
•	Consolidated Adjusted EBITDA	$1.3 million
•	EPS	$0.01 per share

“The outlook is based on the ongoing transition of 115 DVD kiosks from our grocery customer. We expect positive contribution during the fourth quarter from the installation of these kiosks in preferred locations at The Exchange,” commented Michael J. Loiacono, Chief Financial Officer. “This transition is expected to help us grow both revenue and EBITDA, and while this initiative is underway, we expect to remain profitable.”

Disclosure of Non-GAAP Financial Information

EBITDA Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.  However, non-GAAP net income should not be construed as an alternative to GAAP as an indicator of our operating performance because the items excluded from the non-GAAP measures often have a material impact on results of operations. Therefore, management uses - and investors should use - non-GAAP measures in conjunction with our reported GAAP results.

EBITDA excludes interest expense, tax benefit, depreciation expenses and amortization expenses.   Adjusted EBITDA excludes severance and restructuring charges, acquisition costs and other expense.  Adjusted Net Income excludes severance and restructuring charges, acquisition costs and other expense.  Since Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items, these measures may not be comparable to similarly-titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Conference Call Information

The Company has scheduled a conference call on Thursday, August 11, 2011 at 10 a.m. ET to discuss financial results for the quarter ended June 30, 2011. Anyone interested in participating should call 1-877-941-1427 (domestic) or 1-480-629-9664 (international), approximately 5 to 10 minutes prior to the start of the call. Investors will also have the opportunity to download a presentation, and to listen to the conference call and the replay on the "Events and Presentations" section of the Global Axcess website at: http://www.globalaxcess.biz/investors/events.php or at http://www.talkpoint.com/viewer/starthere.asp?Pres=136098. There will be a playback available until August 18, 2011. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pass code 4455480 for the replay. A transcript of the conference call will be available on the Company's website on September 11, 2011 or by calling Brett Maas of Hayden IR at 646-536-7331.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 5,200 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
Michael Loiacono
IR@GAXC.biz

Hayden IR:
Brett Maas or Jeff Stanlis: (646) 536-7331
Brett@haydenir.com / Jeff@haydenir.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

- tables follow –

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	June 30, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$1,440,957	$1,743,562
Accounts receivable, net of allowance of $5,257 in 2011 and $4,354 in 2010	949,342	410,956
Inventory, net of allowance for obsolescence of $182,572 in 2011 and 2010	2,063,212	1,389,606
Deferred tax asset - current	363,926	363,926
Prepaid expenses and other current assets	206,412	139,551
Total current assets	5,023,849	4,047,601

Fixed assets, net	9,226,857	9,581,561

Other assets
Merchant contracts, net	11,853,370	10,879,029
Intangible assets, net	4,195,074	4,219,216
Deferred tax asset - non-current	1,611,285	1,611,285
Other assets	97,134	66,807

Total assets	$32,007,569	$30,405,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$5,215,880	$4,604,837
Notes payable - related parties - current portion, net	31,375	29,740
Notes payable - current portion	22,795	21,777
Senior lenders' notes payable - current portion, net	3,590,482	2,426,915
Capital lease obligations - current portion	347,708	455,188
Total current liabilities	9,208,240	7,538,457

Long-term liabilities
Interest rate swap contract	244,515	-
Notes payable - related parties - long-term portion, net	27,920	43,694
Notes payable - long-term portion	39,878	51,476
Senior lenders' notes payable - long-term portion, net	6,911,863	6,622,539
Capital lease obligations - long-term portion	83,077	205,275
Total liabilities	16,515,493	14,461,441

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized, 23,015,788 and 22,292,469 shares issued and 22,575,326 and 22,139,444 shares outstanding at June 30, 2011 and December 31, 2010, respectively	22,625	22,188
Additional paid-in capital	23,493,474	23,202,338
Accumulated other comprehensive loss	(244,515)	-
Accumulated deficit	(7,558,997)	(7,198,502)
Treasury stock; 440,462 and 153,025 shares of common stock at cost at June 30, 2011 and December 31, 2010, respectively	(220,511)	(81,966)
Total stockholders' equity	15,492,076	15,944,058
Total liabilities and stockholders' equity	$32,007,569	$30,405,499

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	June 30, 2011	June 30, 2010

Revenues	$8,293,743	$5,506,905

Cost of revenues	5,232,206	2,996,094
Gross profit	3,061,537	2,510,811

Operating expenses
Depreciation expense	572,190	321,205
Amortization of intangible merchant contracts	291,220	199,332
Selling, general and administrative	1,854,866	1,602,709
Restructuring charges	27,221	-
Stock compensation expense	17,828	55,224
Total operating expenses	2,763,325	2,178,470
Operating income from operations before items shown below	298,212	332,341

Interest expense, net	(178,604)	(109,562)
Gain on sale of assets	63,541	-
Loss on early extinguishment of debt	-	(102,146)
Net income	$183,149	$120,633

Income per common share - basic:
Net income per common share	$0.01	$0.01

Income per common share - diluted:
Net income per common share	$0.01	$0.01

Weighted average common shares outstanding:
Basic	22,556,526	21,943,940
Diluted	23,180,752	23,751,471

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended
	June 30, 2011	June 30, 2010

Revenues	$16,243,814	$10,886,983

Cost of revenues	10,108,376	5,854,028
Gross profit	6,135,438	5,032,955

Operating expenses
Depreciation expense	1,147,514	631,100
Amortization of intangible merchant contracts	579,658	398,664
Selling, general and administrative	3,818,512	3,128,572
Restructuring charges	512,261	-
Stock compensation expense	39,528	102,379
Total operating expenses	6,097,473	4,260,715
Operating income from operations before items shown below	37,965	772,240

Interest expense, net	(349,501)	(230,893)
Gain on sale of assets	63,541	-
Other non-operating expense	(112,500)	-
Loss on early extinguishment of debt	-	(102,146)
Net income (loss)	$(360,495)	$439,201

Income (loss) per common share - basic:
Net income (loss) per common share	$(0.02)	$0.02

Income (loss) per common share - diluted:
Net income (loss) per common share	$(0.02)	$0.02

Weighted average common shares outstanding:
Basic	22,424,358	21,918,189
Diluted	22,424,358	23,759,084

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2011	June 30, 2010

Cash flows from operating activities:
Income (loss) from operations	$(360,495)	$439,201
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Stock based compensation	39,528	102,379
Loss on early extinguishment of debt	-	61,508
Depreciation expense	1,147,514	631,100
Amortization of intangible merchant contracts	579,658	398,664
Amortization of capitalized loan fees	37,447	12,940
Allowance for doubtful accounts	(13,148)	10,468
Allowance for inventory obsolescence	-	(12,000)
Gain on sale of assets	(63,541)	-
Changes in operating assets and liabilities, net of effects of acquisition of Tejas:
Change in accounts receivable, net	(458,988)	38,313
Change in inventory, net	(465,477)	(417,292)
Change in prepaid expenses and other current assets	(66,861)	(1,417,358)
Change in other assets	(30,327)	(42,500)
Change in intangible assets, net	(13,305)	(154,587)
Change in interest rate swap contract	244,515	-
Change in accounts payable and accrued liabilities	366,528	623,676
Net cash provided by operating activities	943,048	274,512

Cash flows from investing activities:
Cash paid for Tejas acquisition	(1,375,000)	-
Proceeds from sale of property and equipment	61,250	-
Costs of acquiring merchant contracts	(187,315)	(110,626)
Purchase of property and equipment	(950,582)	(1,643,340)
Net cash used in investing activities	(2,451,647)	(1,753,966)

Cash flows from financing activities:
Proceeds from issuance of common stock	7,500	-
Proceeds from senior lenders' notes payable	2,799,658	7,116,684
Proceeds from notes payable	-	710,533
Change in restricted cash	-	800,000
Principal payments on senior lenders' notes payable	(1,346,767)	(5,128,572)
Principal payments on notes payable	(10,580)	(720,132)
Principal payments on notes payable - related parties	(14,139)	(12,620)
Principal payments on capital lease obligations	(229,678)	(388,672)
Net cash provided by financing activities	1,205,994	2,377,221
Increase (decrease) in cash	(302,605)	897,767
Cash, beginning of period	1,743,562	2,007,860
Cash, end of the period	$1,440,957	$2,905,627

Cash paid for interest	$313,740	$220,333

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income from operations to EBITDA from operations for the three months ended June 30, 2011 and 2010:

	For the Three Months Ended
	June 30, 2011	June 30, 2010

Net income from operations	$183,149	$120,633
Interest expense, net	178,604	109,562
Depreciation expense	572,190	321,205
Amortization of intangible merchant contracts	291,220	199,332
EBITDA from operations	$1,225,163	$750,732

The following table sets forth a reconciliation of net income from operations to EBITDA from operations before stock compensation expense, restructuring charges, gain on sale of assets and loss on early extinguishment of debt (“Adjusted EBITDA”) for the three months ended June 30, 2011 and 2010:

	For the Three Months Ended
	June 30, 2011	June 30, 2010

Net income from operations	$183,149	$120,633
Interest expense, net	178,604	109,562
Depreciation expense	572,190	321,205
Amortization of intangible merchant contracts	291,220	199,332
Restructuring charges	27,221	-
Stock compensation expense	17,828	55,224
Gain on sale of assets	(63,541)	-
Loss on early extinguishment of debt	-	102,146
Adjusted EBITDA from operations	$1,206,671	$908,102

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations for the six months ended June 30, 2011 and 2010:

	For the Six Months Ended
	June 30, 2011	June 30, 2010

Net income (loss) from operations	$(360,495)	$439,201
Interest expense, net	349,501	230,893
Depreciation expense	1,147,514	631,100
Amortization of intangible merchant contracts	579,658	398,664
EBITDA from operations	$1,716,178	$1,699,858

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations before stock compensation expense, restructuring charges, other non-operating expense, gain on sale of assets and loss on early extinguishment of debt  (“Adjusted EBITDA”) for the six months ended June 30, 2011 and 2010:

	For the Six Months Ended
	June 30, 2011	June 30, 2010

Net income (loss) from operations	$(360,495)	$439,201
Interest expense, net	349,501	230,893
Depreciation expense	1,147,514	631,100
Amortization of intangible merchant contracts	579,658	398,664
Restructuring charges	512,261	-
Stock compensation expense	39,528	102,379
Gain on sale of assets	(63,541)	-
Other non-operating expense	112,500	-
Loss on early extinguishment of debt	-	102,146
Adjusted EBITDA from operations	$2,316,926	$1,904,383

The following table summarizes our revenue, gross profit, SG&A, stock compensation expenses, depreciation and amortization, restructuring charges, operating income (loss), net income (loss) and Adjusted EBITDA by segment for the periods indicated below.

EBITDA (a non-GAAP measure) is defined as earnings before net interest, taxes, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA from operations before stock compensation expense, restructuring charges, other non-operating expense, gain on sale of assets and loss on early extinguishment of debt.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenue:
ATM Services	$6,294,709	$5,446,960	$12,241,286	$10,784,168
DVD Services	1,999,034	59,945	4,002,528	102,815
Corporate Support	-	-	-	-
Consolidated revenue	$8,293,743	$5,506,905	$16,243,814	$10,886,983

Gross profit:
ATM Services	$2,719,700	$2,556,994	$5,270,574	$5,095,798
DVD Services	341,837	(46,183)	864,864	(62,843)
Corporate Support	-	-	-	-
Consolidated gross profit	$3,061,537	$2,510,811	$6,135,438	$5,032,955

SG&A:
ATM Services	$981,591	$1,044,267	$2,080,158	$2,100,378
DVD Services	454,688	221,340	937,493	315,020
Corporate Support	418,587	337,102	800,861	713,174
Consolidated SG&A	$1,854,866	$1,602,709	$3,818,512	$3,128,572

Stock compensation expense:
ATM Services	$-	$-	$-	$-
DVD Services	-	-	-	-
Corporate Support	17,828	55,224	39,528	102,379
Consolidated stock compensation expense	$17,828	$55,224	$39,528	$102,379

Depreciation & Amortization:
ATM Services	$481,890	$416,993	$961,106	$830,132
DVD Services	304,977	25,308	613,250	40,459
Corporate Support	76,543	78,236	152,816	159,173
Consolidated depreciation & amortization	$863,410	$520,537	$1,727,172	$1,029,764

Restructuring charges:
ATM Services	$38,520	$-	$62,738	$-
DVD Services	-	-	-	-
Corporate Support	(11,299)	-	449,523	-
Consolidated restructuring charges	$27,221	$-	$512,261	$-

Operating income (loss):
ATM Services	$1,217,699	$1,095,734	$2,166,572	$2,165,288
DVD Services	(417,828)	(292,831)	(685,879)	(418,322)
Corporate Support	(501,659)	(470,562)	(1,442,728)	(974,726)
Consolidated operating income (loss)	$298,212	$332,341	$37,965	$772,240

Net income (loss):
ATM Services	$1,204,923	$1,067,237	$2,138,048	$2,108,013
DVD Services	(354,288)	(292,831)	(584,839)	(418,322)
Corporate Support	(667,486)	(653,773)	(1,913,704)	(1,250,490)
Consolidated net income (loss)	$183,149	$120,633	$(360,495)	$439,201

Adjusted EBITDA:
ATM Services	$1,738,109	$1,512,727	$3,190,416	$2,995,420
DVD Services	(112,851)	(267,523)	(72,629)	(377,863)
Corporate Support	(418,587)	(337,102)	(800,861)	(713,174)
Consolidated Adjusted EBITDA	$1,206,671	$908,102	$2,316,926	$1,904,383

###

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz